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                                                                 EXHIBIT (a)(16)

                             PILGRIM MAYFLOWER TRUST

                   UNANIMOUS WRITTEN CONSENT OF THE TRUSTEES
                                       AND
                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

The undersigned being all the trustees of PILGRIM MAYFLOWER TRUST, a Massachusetts business trust (the "Trust") acting pursuant to Article VIII of the Trust's Declaration of Trust executed on August 18, 1993 (the Declaration of Trust"), approve, adopt and consent to the following resolution:

         RESOLVED, that the change in the principal place of business from 300 First Stamford Place, Stamford, Connecticut 06902 to 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004 be, and hereby is, approved; and

         FURTHER RESOLVED, that Section 10.6 of the Declaration of Trust, executed on August 18, 1993, is hereby amended in its entirely to read as follows;

         "Section 10.6 Principal Place of Business. The Principal place of business of the Trust is 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004. The principal place of business may be changed by resolution of a majority of the Trustees."

IN WITNESS WHEREOF, the undersigned have this day signed this Unanimous Written Consent and Certificate of Amendment of Declaration of Trust.

Dated: November 1, 1999

/s/ John G. Turner                              /s/ Mark L. Lipson
----------------------------                    ----------------------------
    John G. Turner                                  Mark L. Lipson

/s/ Paul S. Doherty, Esq.                       /s/ Robert B. Goode, Jr.
----------------------------                    ----------------------------
    Paul S. Doherty, Esq.                           Robert B. Goode, Jr.

/s/ David W. Wallace                            /s/ Walter H. May
----------------------------                    ----------------------------
    David W. Wallace                                Walter H. May

/s/ David W.C. Putnam                           /s/ Alan L. Gosule, Esq.
----------------------------                    ----------------------------
    David W.C. Putnam                               Alan L. Gosule, Esq.

/s/ John R. Smith
----------------------------
    John R. Smith